                            CERTIFICATE OF FORMATION

                                       OF

                               FISH LAKE POWER LLC


         This Certificate of Formation of Fish Lake Power LLC (the "LLC"), dated as of February 19, 1999, is being duly executed and filed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is Fish Lake Power LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.





                                                 By: /s/ Douglas L. Anderson
                                                    ---------------------------
                                                 Name:  Douglas L. Anderson
                                                 Title:  Assistant Secretary